UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower St., 44th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 5, 2016, pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated September 21, 2015, among Starwood Waypoint Residential Trust, a Maryland real estate investment trust (“SWAY”), SWAY Holdco, LLC, a Delaware limited liability company and a wholly owned subsidiary of SWAY (“Merger Sub”), Starwood Waypoint Residential Partnership, L.P., a Delaware limited partnership (the “SWAY OP”), Colony American Homes, Inc., a Maryland corporation (“CAH”), CAH Operating Partnership, L.P., a Delaware limited partnership (“CAH OP”), the Company Stockholders (as defined in the Merger Agreement), the Company Unitholders (as defined in the Merger Agreement) and the Company Investors (as defined in the Merger Agreement), SWAY and CAH completed the merger of the two companies. The combined company, Colony Starwood Homes, a Maryland real estate investment trust (the “Combined Company”), will begin trading on the New York Stock Exchange on January 6, 2016 under the ticker “SFR”.

As previously disclosed on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2015 by Colony Capital, Inc. (the “Company”), the Company, through its subsidiaries, was an investor in CAH OP. As a result of the completion of the transactions contemplated by the Merger Agreement, the Company, through its subsidiaries, was issued approximately 15.1 million shares of the Combined Company’s common stock. The shares of the Combined Company stock that the Company received as consideration for the merger are subject to specified transfer restrictions until the earlier of (1) the nine-month anniversary of the closing of the merger and (2) the expiration of the term of the lock-up applicable to the equity securities issued to SWAY’s former external manager in connection with the internalization of such manager, if such term is reduced.

In addition, immediately prior to the completion of the merger, pursuant to the Merger Agreement, CAH effected a series of internal reorganization transactions principally designed to exclude CAH’s residential specialty finance company, Colony American Finance REIT, Inc. (“CAF REIT”), from the merger (the “Reorganization”). CAF REIT holds a membership interest in Colony American Finance, LLC, through which all of the residential specialty finance business will continue to be conducted. As a result of the transactions contemplated by the Reorganization, the Company, through its subsidiaries will retain its ownership interest in CAF REIT. As of September 30, 2015, the Company owned approximately 23% of CAF REIT and the book value of CAF REIT was approximately $244 million.

Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual events and results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking and may impact the Company’s expectations regarding its financial condition and results of operations: the financial condition and results of operations of the Combined Company; the financial condition and results of operations of CAF; the value of the Company’s investment in the Combined Company; the value of the Company’s investment in CAF; the possibility that the anticipated benefits from the merger, including the internalization of SWAY’s formerly external manager, may not be realized or may take longer to realize than expected; unexpected costs or unexpected liabilities that may arise from the transactions contemplated by the Merger Agreement, including the internalization of SWAY’s formerly external manager; the outcome of any legal proceedings that have been or may be instituted against the CAH, SWAY or others relating to the merger, including the internalization of SWAY’s formerly external manager; the market, economic and environmental conditions in the industrial real estate, single-family rental, and lodging sectors; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future actions or performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Additional information concerning these and other risk factors is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings, as such filings may be amended from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2016	COLONY CAPITAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer and Treasurer